Exhibit 99.1

     Under the PlanetOut Inc. Management By Objectives (or “MBO”) Plan, PlanetOut Inc. (the “Company”) plans to set aside a cash pool (the “MBO Bonus Pool”) to be paid out to certain employees of the Company in the form of year-end bonuses, based on the Company’s performance in the 2005 fiscal year. Executive officers of the Company will not be entitled to participate in the MBO Plan.

     The aggregate amount of the MBO Bonus Pool will depend on the Company’s 2005 Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). No amounts will be set aside for the MBO Bonus Pool if the Company’s 2005 Adjusted EBITDA is at or below $9.5 million. If the Company’s Adjusted EBITDA (before taking the MBO Bonus Pool into account) is between $9.6 million and $10.5 million, the aggregate amount of the MBO Bonus Pool will range between approximately $31,000 and approximately $390,000. If the Company’s Adjusted EBITDA (before taking the MBO Bonus Pool into account) exceeds $10.5 million, the aggregate amount of the MBO Bonus Pool will be approximately $390,000 plus approximately 26% of the dollar amount of the excess over $10.5 million.